Exhibit 99.1

Media Relations: Curt Selby 414-359-4191 curt.selby@aosmith.com	Investor Relations: Helen Gurholt 414-359-4157 hgurholt@aosmith.com
FOR IMMEDIATE RELEASE
Jan. 6, 2026
A. O. Smith Completes Acquisition of Leonard Valve Company
Milwaukee, Wis.— Global water technology company A. O. Smith Corporation (the “Company” or “A. O. Smith”) (NYSE: AOS) announced today that it has completed the acquisition of LVC Holdco LLC (“Leonard Valve”) for $470 million, subject to customary adjustments. The all-cash transaction is valued at approximately $412 million after adjusting for estimated tax benefits and was funded with cash borrowed under a new credit agreement.
“This acquisition expands our presence in the water management market, enhances our digital expertise and broadens our integrated product offering with commercial and institutional customers,” said Steve Shafer, chief executive officer of A. O. Smith. “We are proud to welcome the Leonard Valve team into the A. O. Smith family. Both companies share a commitment to innovation, integrity and exceptional customer service.”
Founded in 1911 and headquartered in Cranston, Rhode Island, Leonard Valve designs and manufactures water temperature control valves, digital and thermostatic mixing systems, and related monitoring devices used in hospitals, schools, universities, industrial facilities and other institutional and commercial settings. Together with its Heat-Timer brand of advanced boiler controls, Leonard Valve helps customers ensure safe, precise and efficient control of water temperature and hydronic heating in demanding environments.
“We are excited to join A. O. Smith,” said David Brakenwagen, president of Leonard Valve. “Together, we can continue to further invest in our people and technology, enhance our digital and thermostatic mixing solutions, expand our boiler control offerings, and deliver even more integrated solutions to our customers.”
BofA Securities served as exclusive financial advisor, and Foley & Lardner LLP served as legal advisor, to A. O. Smith Corporation.

Forward-looking Statements
This release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “continue,” “guidance,” “outlook” or words of similar meaning. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: failure to realize the expected benefits of the transaction or expected synergies; difficulties in predicting results of operations of an acquired business; negative impact to the Company’s businesses from international tariffs, including any new or increased tariffs that could also trigger retaliatory responses from other countries, as well as trade disputes and geopolitical differences, including the conflicts in Ukraine and the Middle East; the Company’s inability to successfully integrate or achieve its strategic objectives resulting from acquisitions; failure to realize the expected benefits of acquisitions or expected synergies; and adverse developments in general economic, political and business conditions in key regions of the world. Additional factors are discussed in the Company’s filings with Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements included in this news release are made only as of the date of this release, and the Company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the Company, or persons acting on its behalf, are qualified entirely by these cautionary statements.
About A. O. Smith
A. O. Smith Corporation, with headquarters in Milwaukee, Wisconsin, is a global leader applying innovative technology and energy-efficient solutions to products manufactured and marketed worldwide. Listed on the New York Stock Exchange (NYSE: AOS), the Company is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, as well as a manufacturer of water treatment products. For more information, visit www.aosmith.com.
SOURCE: A. O. Smith Corporation
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